Exhibit 10.4
MODIFICATION AND AMENDMENT AGREEMENT

This Modification and Amendment Agreement (“Agreement”) dated as of May 22, 2006 is entered into by and among VoIP, Inc., a Texas corporation (the “Company”) and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are parties to Subscription Agreements (“Subscription Agreements”) dated January 6, 2006 and February 2, 2006 relating to aggregate investments by Subscribers of up to $5,331,212.00 and $2,987,072.00, respectively, of principal amount of promissory notes of the Company with an original issue discount of 12.121% convertible into shares of the Company’s $.001 par value common stock and Warrants in the amounts set forth on Schedule A attached hereto; and

WHEREAS, if notified by the Subscribers the Company would be in default of material terms of the Transaction Documents upon which the Subscribers may elect to exercise their rights to accelerate the Maturity Date of the Notes and foreclose on the Collateral under the Security Agreement; and

WHEREAS, the Company and Subscribers desire to restructure the terms of the Transaction Documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.             All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement and the documents and agreements delivered therewith (“Transaction Documents”).

2.             (a) Section 1.2 of the Note is amended as follows: “The first Repayment Date shall be the sooner of August 15, 2006, or the Actual Effective Date of the Registration Statement.”

(b) Section 2.1(a) of the Note is amended as follows: “Eighty-five percent (85%) of the VWAP for the fifteen (15) trading days preceding such Repayment Date (“Alternate Price”), but not less than $0.80”.

(c) Section 3.1 of the Note is amended as follows: “Fixed Conversion Price is $1.00”.

(d) The Company will pay accrued Liquidated Damages due through May 31, 2006 in the amount of $166,366 with shares of the Company’s Common Stock issued at a price per share of $1.00.

3.             The exercise prices of the Class A and Class B Common Stock Purchase Warrants are hereby reduced to $1.00.

4.             Within three (3) business days of execution of this Agreement, Subscribers shall exercise their Class C and D Common Stock Purchase Warrants issued on July 5, 2005 and November 1, 2005, respectively, at an exercise price of $0.78, for an aggregate number of shares as more fully described on Schedule A hereto (the “Class C and D Warrant Shares”). The Class C and D Warrant Shares are effectively registered for resale and may be sold free of restriction pursuant to the prospectus dated October 18, 2005, which prospectus was subsequently supplemented, most recently on April 18, 2006.

5.             The Company will issue to each Subscriber additional Class C and D Common Stock Purchase Warrants as more fully described on Schedule A hereto exercisable at $0.80 (“Replacement Warrants”).

6.             The Company will file an amended Registration Statement to reflect the terms of this Agreement not later than thirty (30) days after the date of this Agreement and cause such amended Registration Statement to be declared effective by the Commission as soon as practicable thereafter, provided however that the required Effective Date set forth in Section 11.1(iv) of the Subscription Agreement remains applicable to the amended Registration Statement with respect to all shares other than those shares underlying the Replacement Warrants and shares issued as payment of Liquidated Damages described above. A prospectus supplement will be filed to reflect the terms of this Agreement within one business days after the date hereof with respect to the Class C and D Warrant Shares. Failure to comply with the foregoing filing and effective dates shall be a Non-Registration Event in connection with which Liquidated Damages shall accrue in the amounts set forth in Section 11.4 of the Subscription Agreement. In the event an amendment to the registration statement may not be filed to register securities which may be issuable pursuant to this Agreement, and such additional securities, including the shares issued as payment of Liquidated Damages and the shares underlying the Replacement Warrants described above, then the Company agrees to file a Registration Statement in relation to such securities pursuant to Section 11 of the Subscription Agreement and particularly Section 11.1(iv) of the Subscription Agreement, except that in relation to such securities the Filing Date and Effective Date shall respectively be 180 days and 270 days after the date of this Agreement; however, failure to comply with these Filing and Effective Dates will not cause the accrual of any Liquidated Damages. All such additional securities are deemed Registrable Securities.

7.             Section 12(a) - Right of First Refusal is amended as follows:

“Until the Registration Statement has been effective for the public unrestricted resale of the Registrable Securities for 365 days, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) as a result of the exercise of options or warrants or conversion of convertible Notes or amounts which are granted, issued or accrue pursuant to this Agreement, (ii) as has been described in the Reports or Other Written Information filed with the Commission not later than three business days prior to the Closing Date, or delivered to the Subscribers prior to the Closing Date, (iii) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, (iv) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (v) the Company’s issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist, provided such options are granted with exercise prices at least equal to the closing price of the Common Stock on the grant dates, which copies of such plans have been delivered to the Subscribers, and (vi) Common Stock or instruments convertible or exchangeable for Common Stock, provided the issue price (or conversions, exchanges, or exercise prices, whichever is applicable) of such Common stock or other instrument is not less than 150% of the Conversion Price in effect at all times (collectively the foregoing are “Excepted Issuances”). For the first six months after the Actual Effective Date, the Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase in the aggregate up to 100% and thereafter for the second six months after the Actual Effective Date up to 50% of all such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification, whichever is longer, to exercise such right.”

8.             Section 12(b) - Offering Restrictions is amended from “…until the Actual Effective Date” to “…until three months after the Actual Effective Date”.

9.             The undersigned waive the rights granted to them pursuant to Section 12(c) - Favored Nation Provision of the Subscription Agreement only to the extent such rights would be triggered by the reduction of the exercise price of the Class C and Class D Warrants and the issuance of the Replacement Warrants pursuant to this Agreement.

10.            The Company undertakes to make a public announcement describing this Agreement not later than the first business day after the execution of this Agreement.

11.            For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents including but not limited to the representations and warranties contained in Section 5(f)(iii) of the Subscription Agreement, as if such representations were made by the Company as of this date. The Subscribers hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscribers as of this date.

12.           Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any. Except as expressly set forth herein, this Modification and Amendment Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Modification and Amendment Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith

13.            Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

14.           This Modification and Amendment Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Modification and Amendment Agreement as of the date first written above.

Company:		Investor:

VOIP, INC.		ALPHA CAPITAL AKTIENGESELLSCHAFT

By:	/s/ Gary Post	By:	/s/ Konrad Ackermann
	Name: Gary Post		Name: Konrad Ackermann
	Title: President		Title: Director

Investor:		Investor:

BRISTOL INVESTMENT FUND, LTD.		ELLIS INTERNATIONAL LTD.

By:	/s/ Paul Kessler	By:
	Name: Paul Kessler		Name:
	Title: Directors		Title:

Investor:		Investor:

PLATINUM LONG TERM GROWTH II INC.		CMS CAPITAL

By:	/s/ Mark Nordlicht	By:
	Name: Mark Nordlicht		Name:
	Title:		Title:

Investor:		Investor:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.		OSHER CAPITAL INC.

By:	/s/ Fred Leif	By:	/s/ Y. Kluger
	Name: Fred Leif		Name: Y. Kluger
	Title:		Title:

Investor:		Investor:

GRUSHKO & MITTMAN, P.C.		WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Barbar Mittman	By:	/s/ Even Schemenauer
	Name: Barbar Mittman		Name: Even Schemenauer
	Title: Partner		Title: Director

Investor:		Investor:

CHESTNUT RIDGE PARTNERS LP		STONESTREET LIMITED PARTNERSHIP

By:	/s/ Kenneth Holz	By:
	Name: Kenneth Holz		Name:
	Title: CFO		Title:

SCHEDULE A

VOIP WARRANTS EXERCISE PROPOSAL FROM 7-5-05 AND 11-1-05 CLOSINGS

7-5-05 INVESTORS	7-5-05 CLASS C WARRANTS 5YR @ $1.37612	Proceeds	7-5-05 CLASS D WARRANTS 1YR @ $1.60	Proceeds
STONESTREET	179,688	$140,156.64	179,688	$140,156.64
WHALEHAVEN	143,750	$112,125.00	143,750	$112,125.00
ELLIS INTL	89,844	$70,078.32	89,844	$70,078.32
BRISTOL	239,583	$186,874.74	239,583	$186,874.74
ALPHA	239,583	$186,874.74	239,583	$186,874.74
				$0.00
TOTAL	892,448	$696,109.44	892,448	$696,109.44

11-1-05 INVESTORS	11-1-05 CLASS C WARRANTS 5YR @ $1.6503	Proceeds	11-1-05 CLASS D WARRANTS 1YR @ $1.60	Proceeds
STONESTREET	179,688	$140,156.64	179,688	$140,156.64
WHALEHAVEN	143,750	$112,125.00	143,750	$112,125.00
ELLIS INTL	89,844	$70,078.32	89,844	$70,078.32
BRISTOL	239,583	$186,874.74	239,583	$186,874.74
ALPHA	239,583	$186,874.74	239,583	$186,874.74
TOTAL	892,448	$696,109.44	892,448	$696,109.44

TOTAL NET PROCEEDS FROM ALL WARRANTS				$2,784,437.76

* Footnote: $20,000 in proceeds to be deducted from Alpha Capital pursuant to exercise of 25,000 Warrants at $0.80 per share.

ALL WARRANTS EXERCISED WILL BE REPLACED WITH NEWLY ISSUED 5 YR. WARRANTS AT $0.80 AND WILL BE REGISTERED ON NEXT REGISTRATION FILING.